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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-04727 of Primark Corporation on Form S-3 of our reports dated February 3, 1995 and January 29, 1993, except for Note 12, which date is September 6, 1993, appearing in Amendment No. 2 on Form 8-K/A to the Current Report on Form 8-K dated July 3, 1995 of Primark Corporation, and to the references to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  LESLIE SUFRIN AND COMPANY, P.C.

Leslie Sufrin and Company, P.C.
New York, New York

June 6, 1996